Document Security Systems, Inc. Reports First Quarter 2011 Financial Results

▪	Earnings improve 65%
▪	Net Loss Narrows to $.02 per Share vs $.07 per Share in 2010
▪	Gross Margin Increases to 35%

ROCHESTER, NY--May 12, 2011 — Document Security Systems, Inc. (NYSE AMEX: DMC), a leader in patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, reported results for the first quarter ended March 31, 2011.   Management will host a teleconference and web cast today at 4:15 pm ET to discuss the results with the investment community:

Time:  4:15 p.m. Eastern Time

Date:  Thursday, May 12th, 2011

Investor Dial-in (Toll Free):  877-407-9210

Investor Dial-In (International):  201-689-8049

Live Web Cast URL:  http://www.investorcalendar.com/IC/CEPage.asp?ID=164471

A replay of the teleconference will be available until May 16th, 2011, which can be accessed by dialing (877) 660-6853 if calling within the U.S. or (201) 612-7415 if calling internationally.  Please enter account #286 and conference ID #372657 to access the replay.  The webcast will be available for replay within the Investor Relations “Events & Presentations” section of the DSS home page located at www.documentsecurity.com.

First Quarter 2011 Highlights

▪	Sales of $2.7 million decreased $89,000 from the first quarter of 2010.
▪	Gross profit increased 10% from the first quarter of 2010.
▪	Gross margin increased 4 basis points to 35%
▪	Operating expenses decreased 16% from the first quarter of 2010.
▪	Net loss of ($398,000) was a 65% improvement from the net loss of ($1,121,000) during the first quarter of 2010.
▪	Net loss per share of $(0.02) improved 71% from a net loss per share of ($0.07) during the first quarter of 2010.

Robert Fagenson, Chairman of the Board, stated: “Our core business continues to improve and despite the slightly lower sales in this seasonally-weak quarter, our team continues to move our company in the right direction.  The true value of DMC remains to be in our portfolio of patented technology and product development staff.  Our strategic plan remains sound and the quality and diversity of our customer base reinforces our belief that we are on the right track towards our goals of sustainable growth and profitability for the year“.

Document Security System’s CEO Patrick White added: “We are very encouraged to see that our net loss decreased 65%.  Our first quarter sales were essentially flat due to seasonality and a continued weak commercial print environment; however, we are very pleased with the sales mix during the quarter.  We continue to replace unprofitable standard commercial printing by emphasizing security and digital printing. The result of the evolving sales mix change is having the desired results on our margins.  Our gross margin reached 35% up from 31% from the first quarter of 2010, and up from 28% in the fourth quarter of 2010.  Our gross profit increased 10% and operating expenses decreased 16% from the first quarter of last year, each of which favorably impacted our financial results during the quarter.  We continue to be excited by our expanding customer base, both on the licensing and product sides of our business.”

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About Document Security Systems, Inc
Document Security Systems is a world leader in the development of optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners, copiers and imaging systems in the market. The company’s patented and patent-pending technologies protect valuable documents and printed products from counterfeiters and identity thieves. Document Security Systems’ customers, which include international governments, major corporations and world financial institutions, use its covert and overt technologies to protect a number of applications including, but not limited to, currency, vital records, brand protection, ID Cards, internet commerce, passports and gift certificates. Document Security Systems’ strategy is to become the world’s leading producer of cutting-edge security technologies for paper, plastic and electronically generated printed assets.

More information about Document Security Systems, Inc. and their wholly-owned subsidiaries can be found by visiting:

Document Security Systems, Inc.: http://www.documentsecurity.com
DPI of Rochester: http://www.dpirochester.com
Plastic Printing Professional, Inc.: http://www.plasticprintingprofessionals.com
Protected Paper: http://www.protectedpaper.com
Premier Custom Packaging: www.premiercustompkg.com

For more information, contact:
Jody Janson
Document Security Systems, Inc.
Investor Relations
Tel: (585) 232-5440
Email: ir@documentsecurity.com

Safe Harbor Statement
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding expectations for future financial performance, potential sales from new and existing customers, expected benefits from the Company's cost cutting efforts and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions, all of which involve uncertainty and risk. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. It is possible the company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, the risks referred to above, and changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

TABLES FOLLOW.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations
For the Three Months Ended March 31,
(Unaudited)

	2011	2010

Revenue
Security and commercial printing	$1,414,743	$1,858,775
Packaging	1,036,402	740,625
Technology license royalties and digital solutions	234,096	175,330

Total Revenue	2,685,241	2,774,730

Costs of revenue
Security and commercial printing	1,032,492	1,364,122
Packaging	718,287	559,109
Technology license royalties and digital solutions	-	5,476
Total costs of revenue	1,750,779	1,928,707

Gross profit	934,462	846,023

Operating expenses:
Selling, general and administrative	1,515,254	1,635,481
Research and development	51,293	65,667
Amortization of intangibles	71,964	246,399

Operating expenses	1,638,511	1,947,547

Operating loss	(704,049)	(1,101,524)

Other income (expense):
Loss on equity investment	-	(51,679)
Interest expense	(49,956)	(65,103)
Change in fair value of derivative liability	360,922	-
Amortizaton of note discount	-	(40,732)
Other income	-	143,063
		0
Loss before income taxes	(393,082)	(1,115,975)

Income tax expense	4,737	4,738
Net loss	$(397,819)	$(1,120,713)

Other comprehensive income (loss):
Interest rate swap income (loss)	3,678	(16,275)

Comprehensive Loss	$(394,141)	$(1,136,988)

Net loss per share -basic and diluted:	$(0.02)	$(0.07)

Weighted average common shares outstanding, basic and diluted	19,413,232	17,094,916

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
As of

March 31, 2011	December 31, 2010

ASSETS

Current assets:
Cash	$2,720,922	$4,086,574
Accounts receivable, net of allowanceof $66,000 ($66,000- 2010)	1,533,951	2,227,877
Inventory	1,114,096	601,359
Prepaid expenses and other current assets	280,994	231,190
		-
Total current assets	5,649,963	7,147,000

Equipment and leasehold improvements, net	2,439,089	2,543,494
Other assets	325,953	325,953
Goodwill	1,943,081	1,943,081
Other intangible assets, net	1,784,963	1,847,859

Total assets	$12,143,049	$13,807,387

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,325,219	$1,828,138
Accrued expenses and other current liabilities	1,053,822	1,312,363
Revolving line of credit	367,845	614,833
Current portion of long-term debt	300,000	300,000
Revolving note from related party	583,000	-
Current portion of capital lease obligations	91,650	88,776

Total current liabilities	3,721,536	4,144,110

Revolving note from related party	-	583,000
Long-term debt	1,503,242	1,578,242
Capital lease obligations	67,678	98,532
Deferred tax liability	94,516	89,779
Derivative liabilities	-	3,866,836

Commitments and contingencies

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 19,423,345 shares issued and outstanding (19,391,319 in 2010)	388,466	387,825
Additional paid-in capital	47,881,227	44,178,569
Accumulated other comprehensive loss	(22,156)	(25,834)
Accumulated deficit	(41,491,460)	(41,093,672)

Total stockholders' equity	6,756,077	3,446,888

Total liabilities and stockholders' equity	$12,143,049	$13,807,387

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Three Months Ended March 31,
(Unaudited)

	2011	2010
Cash flows from operating activities:
Net loss	$(397,819)	$(1,120,713)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	180,878	331,643
Stock based compensation	100,875	140,127
Amortization of note discount	-	40,732
Loss on equity investment	-	51,679
Change in fair value of derivative liability	(360,922)
(Increase) decrease in assets:
Accounts receivable	693,926	453,567
Inventory	(512,737)	49,491
Prepaid expenses and other assets	(49,805)	(162,218)
Increase (decrease) in liabilities:
Accounts payable	(502,887)	(547,230)
Accrued expenses and other current liabilities	(10,127)	314,333
Net cash used by operating activities	(858,617)	(448,589)

Cash flows from investing activities:
Purchase of equipment and leashold improvements	(4,509)	(40,000)
Purchase of other intangible assets	(9,068)	(80,736)
Acquisition of business	-	(2,272,405)
Net cash used by investing activities	(13,577)	(2,393,141)

Cash flows from financing activities:
Net (payments) borrowings on revolving line of credit	(246,988)	73,573
Borrowings on long-term debt	-	1,500,000
Payments of long-term debt	(75,000)	(25,000)
Payments of capital lease obligations	(27,980)	(21,760)
Issuance of common stock, net of issuance costs paid	(143,490)	1,112,310

Net cash (used) provided by financing activities	(493,458)	2,639,123

Net decrease in cash	(1,365,652)	(202,607)
Cash beginning of period	4,086,574	448,895

Cash end of period	$2,720,922	$246,288